Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FIRST QUARTER 2015

Adjusted EBITDA Increases 27% to $77.3 Million

Adjusted Basic Net Income per Share Doubles to $0.36

$159.8 Million in Free Cash Flow Delivered in the Quarter

SANTA MONICA, CA, and VANCOUVER, BC, August 7, 2014 - Lionsgate (NYSE: LGF) today reported revenue of $449.4 million, adjusted EBITDA of $77.3 million, adjusted net income of $49.6 million or $0.36 adjusted basic net income per share and net income of $43.3 million or $0.31 basic net income per share and free cash flow of $159.8 million for the first quarter of fiscal 2015 (quarter ended June 30, 2014).

“We’re pleased to report strong adjusted EBITDA, earnings and free cash flow generation in what is historically our lightest quarter of the fiscal year,” said Lionsgate Chief Executive Officer Jon Feltheimer. “During the quarter we deepened our portfolio of brands and franchises, extended our global reach and formed entrepreneurial partnerships with digital and traditional platforms alike as we used our strengths as an innovative pure play content company to position ourselves for continued growth and profitability in an increasingly dynamic industry environment.”

Adjusted EBITDA of $77.3 million for the quarter increased 27% from adjusted EBITDA of $60.8 million in the prior year quarter. Adjusted EBITDA excluded an $11.4 million gain on the Company’s sale of its interest in FEARnet, stock-based compensation and a $4.9 million restructuring charge associated with costs of the Company’s relocation of its international sales operations to London, England and integration of the marketing operations of its Lionsgate and Summit film labels.

Adjusted net income of $49.6 million or $0.36 adjusted basic net income per share for the quarter compared to adjusted net income of $25.1 million or $0.18 adjusted basic net income per share in the prior year quarter.

Net income for the quarter was $43.3 million or $0.31 basic net income per share on 138.5 million weighted average number of common shares outstanding compared to $13.6 million or $0.10 basic net income per share on 136.2 million weighted average number of common shares outstanding during the prior year quarter.

Adjusted net income for the quarter benefitted from decreased interest expense and a lower effective tax rate compared to the prior year quarter. EBITDA gains were driven by lower theatrical marketing costs in the quarter.

Revenue of $449.4 million for the quarter compared to $569.7 million in the prior year quarter with only two wide theatrical releases in the quarter compared to three wide releases, including the blockbuster Now You See Me, in the prior year quarter. Lower television production revenue reflected fewer deliveries of Mad Men (whose seventh season has been split).

During the quarter, the Company declared another quarterly dividend of $0.05 per common share payable on August 8, 2014 to shareholders of record as of June 30, 2014.

The Company noted that, since the December 17, 2013 increase in its share repurchase authorization to $300 million, it repurchased a total of 4.7 million common shares through July 25, 2014 at an average price of $26.70, totaling an aggregate of $126.4 million.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, rose to a record $1.3 billion at June 30, 2014 compared to $1.2 billion at March 31, 2014.

Overall Motion Picture segment revenue for the quarter was $331.9 million compared to $438.6 million in the prior year quarter. Within the Motion Picture segment, theatrical revenue declined to $42.7 million due to the theatrical slate composition discussed above.

Lionsgate’s home entertainment revenue for the quarter was $140.9 million compared to $169.4 million in the prior year quarter as two wide release theatrical titles were released on home entertainment platforms in the quarter compared to five wide release theatrical titles in the prior year quarter. The hit film Divergent launched to very strong numbers on packaged media, VOD and electronic sell-through platforms after the quarter.

Bolstered by television windows opening for the feature films Ender’s Game and Red 2, television revenue included in the Motion Picture segment increased 60% in the quarter to $58.8 million compared to $36.8 million in the prior year quarter.

International Motion Picture segment revenue (excluding Lionsgate U.K.) for the quarter was $60.7 million compared to $79.1 million in the prior year quarter with three wide release titles in worldwide release compared to five in the prior year quarter.

Lionsgate U.K. posted revenue of $30.0 million in the quarter compared to $32.4 million in the prior year quarter.

Revenue for the Television Production segment was $117.5 million in the quarter, a decrease from $131.1 million in the prior year quarter as strong international revenue driven by Anger Management, Orange is the New Black and Mad Men was offset by fewer domestic series deliveries due primarily to the timing of Mad Men episode deliveries.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2015 first quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Friday, August 8, 2014. Interested parties may participate live in the conference call by calling 1-800-230-1085 (612-332-0107 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, August 8 through Friday, August 15 by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 332282.

ABOUT LIONSGATE

Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales. The Company currently has over 30 television shows on more than 20 networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the comedy Anger Management, the broadcast network series Nashville, the syndication success The Wendy Williams Show and the critically-acclaimed hit series Orange is the New Black.

Its feature film business has been fueled by such recent successes as the blockbuster first two installments of The Hunger Games franchise, the first installment of the recently-launched Divergent franchise, Now You See Me, Kevin Hart: Let Me Explain, Warm Bodies, The Possession, Sinister, Roadside Attractions’ A Most Wanted Man and Pantelion Films’ breakout hit Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. The Company handles a prestigious and prolific library of approximately 15,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.

***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2014, as amended in Lionsgate’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2014,which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2014	March 31, 2014
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$50,372	$25,692
Restricted cash	7,534	8,925
Accounts receivable, net of reserves for returns and allowances of $63,419 (March 31, 2014 - $106,680) and provision for doubtful accounts of $2,683 (March 31, 2014 - $4,876)	717,498	885,571
Investment in films and television programs, net	1,380,581	1,274,573
Property and equipment, net	15,092	14,552
Equity method investments	188,996	181,941
Goodwill	323,328	323,328
Other assets	67,396	71,067
Deferred tax assets	61,228	65,983
Total assets	$2,812,025	$2,851,632
LIABILITIES
Senior revolving credit facility	$84,000	$97,619
Senior secured second-priority notes	225,000	225,000
July 2013 7-Year Term Loan	222,842	222,753
Accounts payable and accrued liabilities	223,386	332,457
Participations and residuals	467,976	469,390
Film obligations and production loans	636,292	499,787
Convertible senior subordinated notes	133,255	131,788
Deferred revenue	283,482	288,300
Total liabilities	2,276,233	2,267,094
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 137,657,820 shares issued (March 31, 2014 - 141,007,461 shares)	651,110	743,788
Accumulated deficit	(114,614)	(157,875)
Accumulated other comprehensive loss	(704)	(1,375)
Total shareholders’ equity	535,792	584,538
Total liabilities and shareholders’ equity	$2,812,025	$2,851,632

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
	2014	2013
	(Amounts in thousands, except per share amounts)
Revenues	$449,383	$569,728
Expenses:
Direct operating	238,873	306,445
Distribution and marketing	97,321	171,460
General and administration	64,079	56,770
Depreciation and amortization	1,346	1,625
Total expenses	401,619	536,300
Operating income	47,764	33,428
Other expenses (income):
Interest expense
Cash interest	9,442	16,273
Amortization of debt discount and deferred financing costs	3,530	4,541
Total interest expense	12,972	20,814
Interest and other income	(1,018)	(1,496)
Loss on extinguishment of debt	—	466
Total other expenses, net	11,954	19,784
Income before equity interests and income taxes	35,810	13,644
Equity interests income	18,210	7,977
Income before income taxes	54,020	21,621
Income tax provision	10,759	8,004
Net income	$43,261	$13,617

Basic net income per common share	$0.31	$0.10
Diluted net income per common share	$0.30	$0.10

Weighted average number of common shares outstanding:
Basic	138,509	136,189
Diluted	152,210	140,745

Dividends declared per common share	$0.05	$—

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	June 30,
	2014	2013
	(Amounts in thousands)
Operating Activities:
Net income	$43,261	$13,617
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,346	1,625
Amortization of films and television programs	158,808	219,364
Amortization of debt discount and deferred financing costs	3,530	4,541
Non-cash share-based compensation	16,537	13,220
Distribution from equity method investee	6,230	9,849
Loss on extinguishment of debt	—	466
Equity interests income	(18,210)	(7,977)
Deferred income taxes	5,105	2,063
Changes in operating assets and liabilities:
Restricted cash	1,391	1,662
Accounts receivable, net	169,514	(32,516)
Investment in films and television programs	(263,851)	(160,933)
Other assets	382	(1,222)
Accounts payable and accrued liabilities	(95,666)	(33,584)
Participations and residuals	(1,539)	(17,512)
Film obligations	(34,589)	(21,370)
Deferred revenue	(4,883)	(20,582)
Net Cash Flows Used In Operating Activities	(12,634)	(29,289)
Investing Activities:
Proceeds from the sale of equity method investees	14,575	9,000
Investment in equity method investees	(9,650)	(3,750)
Distributions from equity method investee in excess of earnings	—	4,169
Purchases of property and equipment	(1,427)	(1,428)
Net Cash Flows Provided By Investing Activities	3,498	7,991
Financing Activities:
Senior revolving credit facility - borrowings	170,000	173,000
Senior revolving credit facility - repayments	(183,619)	(172,000)
Senior secured second-priority notes - repurchases	—	(4,280)
Convertible senior subordinated notes - borrowings	—	60,000
Convertible senior subordinated notes - repurchases	(16)	—
Production loans - borrowings	207,953	108,605
Production loans - repayments	(36,859)	(82,292)
Pennsylvania Regional Center credit facility - repayments	—	(65,000)
Repurchase of common shares	(109,529)	—
Dividends paid	(7,066)	—
Excess tax benefits on equity-based compensation awards	2,771	—
Exercise of stock options	406	543
Tax withholding required on equity awards	(10,247)	(9,019)
Net Cash Flows Provided By Financing Activities	33,794	9,557
Net Change In Cash And Cash Equivalents	24,658	(11,741)
Foreign Exchange Effects on Cash	22	397
Cash and Cash Equivalents - Beginning Of Period	25,692	62,363
Cash and Cash Equivalents - End Of Period	$50,372	$51,019

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended
	June 30,
	2014	2013
	(Amounts in thousands)
Net income	$43,261	$13,617
Depreciation and amortization	1,346	1,625
Cash interest	9,442	16,273
Noncash interest expense	3,530	4,541
Interest and other income	(1,018)	(1,496)
Income tax provision	10,759	8,004
EBITDA	$67,320	$42,564

Stock-based compensation (1)	16,421	17,747
Restructuring charges	4,888	—
Gain on sale of equity method investment	(11,355)	—
Loss on extinguishment of debt	—	466
Adjusted EBITDA	$77,274	$60,777

(1) The three months ended June 30, 2014 and 2013 include cash settled SARs expense of $1.1 million and $3.3 million, respectively.

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, restructuring charges, gain on sale of equity method investment, and loss on extinguishment of debt. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights (“SARs”). Restructuring charges primarily consist of severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. Gain on sale of equity method investment represents the gain on sale of our interest in FEARnet. Adjusted EBITDA is a non-GAAP financial measure.

Management believes EBITDA and Adjusted EBITDA to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and Adjusted EBITDA to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles ("GAAP"). EBITDA and Adjusted EBITDA do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner and the measures as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO NET CASH
FLOWS USED IN OPERATING ACTIVITIES

	Three Months Ended
	June 30,
	2014	2013
	(Amounts in thousands)
Net Cash Flows Used In Operating Activities	$(12,634)	$(29,289)
Purchases of property and equipment	(1,427)	(1,428)
Net borrowings under and (repayment) of production loans	171,094	26,313
Excess tax benefits on equity-based compensation awards	2,771	—
Free Cash Flow, as defined	$159,804	$(4,404)

Free cash flow is defined as net cash flows used in operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, plus excess tax benefits on equity-based compensation awards. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended
	June 30,
	2014	2013
	(Amounts in thousands)
EBITDA	$67,320	$42,564

Plus: Amortization of film and television programs	158,808	219,364
Less: Cash paid for film and television programs (1)	(127,346)	(155,990)
Amortization of film and television programs in excess of cash paid	31,462	63,374

Plus: Non-cash stock-based compensation	16,537	13,220
Plus: Distribution from equity method investee	6,230	9,849
Less: Equity interests income	(18,210)	(7,977)
Plus: Loss on extinguishment of debt	—	466
EBITDA adjusted for items above	103,339	121,496

Changes in other operating assets and liabilities:
Restricted cash	1,391	1,662
Accounts receivable, net	169,514	(32,516)
Other assets	382	(1,222)
Accounts payable and accrued liabilities	(95,666)	(33,584)
Participations and residuals	(1,539)	(17,512)
Deferred revenue	(4,883)	(20,582)
	69,199	(103,754)

Purchases of property and equipment	(1,427)	(1,428)
Interest, taxes and other (2)	(11,307)	(20,718)

Free Cash Flow, as defined	$159,804	$(4,404)
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(263,851)	$(160,933)
Change in film obligations	(34,589)	(21,370)
Production loans - borrowings	207,953	108,605
Production loans - repayments	(36,859)	(82,292)
Total cash paid for film and television programs	$(127,346)	$(155,990)
_________________________
(2) Interest, taxes and other consists of the following:
Cash interest	$(9,442)	$(16,273)
Interest and other income	1,018	1,496
Current income tax provision	(5,654)	(5,941)
Excess tax benefits on equity-based compensation awards	2,771	—
Total interest, taxes and other	$(11,307)	$(20,718)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF INCOME BEFORE INCOME TAXES, NET
INCOME, AND BASIC AND DILUTED EPS TO ADJUSTED INCOME BEFORE
INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended June 30, 2014
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$54,020	$43,261	$0.31	$0.30
Stock-based compensation (1)	16,421	10,401	0.08	0.07
Restructuring charges (2)	4,888	3,096	0.02	0.02
Gain on sale of equity method investment (3)	(11,355)	(7,192)	(0.05)	(0.05)
As adjusted for stock-based compensation, restructuring charges and gain on sale of equity method investment	$63,974	$49,566	$0.36	$0.34

	Three Months Ended June 30, 2013
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$21,621	$13,617	$0.10	$0.10
Stock-based compensation (1)	17,747	11,181	0.08	0.08
Loss on extinguishment of debt (4)	466	294	—	—
As adjusted for stock-based compensation and loss on extinguishment of debt	$39,834	$25,092	$0.18	$0.18
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

Adjusted income before income taxes, adjusted net income and adjusted basic and diluted EPS are adjusted for the following items:

(1) Stock-based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash and equity settled SARs. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(2) Restructuring charges: This adjusts income before income taxes and net income to eliminate the severance costs associated with the integration of the marketing operations of our Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(3) Gain on sale of equity method investment: This adjusts income before income taxes and net income to eliminate the gain on sale of our interest in FEARnet. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

(4) Loss on extinguishment of debt: This adjusts income before income taxes and net income to eliminate the loss on extinguishment of debt. The adjustment to net income is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.

Management believes that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income before income taxes, net income, basic and diluted EPS. Not all companies calculate adjusted income before income taxes, adjusted net income, and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.